EXHIBIT 99.2

Statement Under Oath of Principal Executive Officer and Principal Financial Officer

Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Emanuel Chirico, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Phillips-Van Heusen Corporation, and, except as corrected or supplemented in a subsequent covered report:

    no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
    no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company's audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

    Annual Report on Form 10-K for the fiscal year ended February 3, 2002 of Phillips-Van Heusen Corporation;
    all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Phillips-Van Heusen Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and
    any amendments to any of the foregoing.

/s/ Emanuel Chirico	Subscribed and sworn to
Emanuel Chirico	before me this 17th day of
Principal Financial Officer	September 2002.

September 17, 2002

/s/ Mark D. Fischer

Notary Public

My Commission Expires: March 21, 2006